UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018

INDOOR HARVEST CORP

(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

832-649-3998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On June 27, 2018, Inc. Indoor Harvest Corp (the “Company”) entered into an accounting services agreement (the “AS Agreement”) with PubCo Reporting Solutions, Inc. (“PubCo”). Pursuant to the AS Agreement, the Company engaged PubCo to provide accounting services including the preparation of the Company’s financial statements and assistance with the preparation of the Company’s filings with the Securities and Exchange Commission. Pursuant to the AS Agreement the Company agreed to pay PubCo an hourly rate of $65 to $150 depending on the PubCo staff member required to complete the tasks at issue, it is estimated that the Company’s costs for PubCo’s services under the AS Agreement will be between $3,500 to $5,000 per quarter. The foregoing description of the AS Agreement is only a summary of the material terms of the AS Agreement, and does not purport to be complete, and is qualified in its entirety by reference to the AS Agreement, a copy the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 27, 2018, the Company entered into an advisory agreement (the “Advisory Agreement”) with Electrum Partners, LLC (“EP”). Pursuant to the Advisory Agreement the Company engaged EP to provide advisory services to the Company relating to operating in the cannabis industry including reviewing internal documents related to the Company’s cannabis related projects and assisting with a capital raise. In exchange for the services to be provided by EP pursuant to the Advisory Agreement, the Company agreed to pay EP $10,000 per month, with such monthly payments to be deferred until September 15, 2018 and the Company further agreed to grant EP 924,500 shares of the Company’s common stock with 424,500 shares vesting upon execution of the Advisory Agreement and with 50,000 shares vesting each month thereafter until the total 924,500 shares have vested. The term of the Advisory Agreement is for two years. The foregoing description of the Advisory Agreement is only a summary of the material terms of the Advisory Agreement, and does not purport to be complete, and is qualified in its entirety by reference to the Advisory Agreement, a copy the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2018, the Board of Directors of the Company approved the outsourcing of the chief marketing officer position as a part of an organizational restructuring. In connection therewith, the Board of Directors terminated the employment of the Company’s Chief Marketing Officer (the “Former CMO”), effective 90 days from the date of termination. The Company provided formal notice of the terminations to the Former CMO on June 28, 2018.

On June 27, 2018, the Board of Directors of the Company approved the termination of Annette Knebel from her position as Chief Financial Officer of the Company pursuant to the terms of Mr. Knebel’s employment agreement with the Company effective immediately and further on the same date, the Board of Directors of the Company approved the termination of Mr. Knebel from her position as a member of the Company’s Board of Directors consistent with the Company’s Amended and Restated Bylaws, effective immediately.

Effective July 3, 2018, Chad Sykes will act as the Company’s principal financial officer and principal accounting officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Agreement with PubCo Reporting Solutions, Inc. dated June 27, 2018.
10.2	Form of Advisory Agreement with Electrum Partners, LLC dated June 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

Date: July 3, 2018	By:	/s/ Daniel Weadock
Daniel Weadock,
Chief Executive Officer